Exhibit 5.5

CONSENT OF GLENN R. CLARK & ASSOCIATES INC.

We hereby consent to the reliance in this Registration Statement on Form F-10 of Gammon Gold Inc. on our report entitled “El Cubo Gold Silver Mine, Guanajuato, Mexico” dated October 15, 2009.

October 16, 2009	CONSENT OF GLENN R. CLARK & ASSOCIATES INC.

	By:	/s/ Glenn R. Clark
Name: Glenn R. Clark
Title: President